UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2007

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

At meetings in Las Vegas, Nevada on September 19 and 20, 2007, executives of Sunoco Partners LLC, the general partner of Sunoco Logistics Partners L.P. (the “Partnership”), presented to certain research analysts and investors, the information about the Partnership described in the slides attached to this report as Exhibit 99.1.

Exhibit 99.1, and the slides thereof, are incorporated by reference herein, and these slides will be available on the Partnership’s website at www.sunocologistics.com, beginning at 11:00 a.m. EDT on Wednesday, September 19, 2007.

The information in this report, being furnished pursuant to Item 7.01 of Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1.	Slide presentation given by executives of Sunoco Partners LLC, the general partner of Sunoco Logistics Partners L.P., on September 19 and 20, 2007.

Safe Harbor Statement:

Statements contained in the exhibits to this report, that state the Partnership’s or its management’s expectations or predictions of the future, are forward-looking statements. Actual results could differ materially from those projected in such forward-looking statements. Factors that could affect such results include those mentioned in the exhibits to this report, and in documents that the Partnership has filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

By:	Sunoco Partners LLC,
its General Partner

	By:	/s/ DANIEL D. LEWIS
Daniel D. Lewis
Comptroller

September 19, 2007

Philadelphia, PA

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Slide presentation given by executives of Sunoco Partners LLC, the general partner of Sunoco Logistics Partners L.P., on September 19 and 20, 2007.